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                                                                    Exhibit 2(c)


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                       SECOND AMENDED AND RESTATED BY-LAWS



                                       OF



                            MERRILL LYNCH GROWTH FUND





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                                                                    Exhibit 2(c)



                            MERRILL LYNCH GROWTH FUND

                       SECOND AMENDED AND RESTATED BY-LAWS

         These By-Laws are made and adopted pursuant to Section 2.7 of the Declaration of Trust establishing MERRILL LYNCH GROWTH FUND, dated December 11, 1986, as from time to time amended (hereinafter called the "Declaration"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.


                                   ARTICLE I

                              Shareholder Meetings

         Section 1.1. Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in his absence, the President shall act as chairman; and in the absence of the Chairman and President, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

         Section 1.2. Proxy Representation. A Shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Fund at or before the meeting at which the appointment is to be effective. A Shareholder may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures which are reasonably designed to verify that such instructions have been authorized by such Shareholder. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Shares or in the Fund. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be submitted for or used in lieu
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of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or the reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

         Section 1.3. Closing of Transfer Books and Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time close the transfer books or fix a record date in the manner provided in Section 10.4 of the Declaration. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

         Section 1.4. Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence


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of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         Section 1.5. Records at Shareholder Meetings. At each meeting of the Shareholders there shall be open for inspection the minutes of the last previous Shareholder Meeting of the Fund and a list of the Shareholders of the Fund, certified to be true and correct by the Secretary or other proper agent of the Fund, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name of each Shareholder in alphabetical order and the address of and number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Fund as are granted to shareholders of a Massachusetts business corporation.


                                   ARTICLE II

                                    Trustees

         Section 2.1. Annual and Regular Meetings. The Trustees shall hold an annual meeting for the election of officers and the transaction of other business which may come before such meeting, on such date as shall be fixed by the Trustees from time to time. Regular meetings of


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the Trustees may be held without call or notice at such place or places and times as the Trustees may by resolution provide from time to time.

         Section 2.2. Special Meetings. Special Meetings of the Trustees shall be held upon the call of the Chairman, if any, the President, the Secretary or any two Trustees, at such time, on such day, and at such place, as shall be designated in the notice of the meeting.

         Section 2.3. Notice. Notice of a meeting shall be given by mail or by telegram (which term shall include a cablegram) or delivered personally. If notice is given by mail, it shall be mailed not later than 48 hours preceding the meeting and if given by telegram or personally, such telegram shall be sent or delivery made not later than 48 hours preceding the meeting. Notice by telephone shall constitute personal delivery for these purposes. Notice of a meeting of Trustees may be waived before or after any meeting by signed written waiver. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

         Section 2.4. Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in his absence the President shall act as chairman; and, in the absence of the Chairman and the President, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the Secretary.


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                                  ARTICLE III

                                    Officers

         Section 3.1. Officers of the Fund. The officers of the Fund shall consist of a Chairman, if any, a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice-Presidents, as may be elected by the Trustees. The President also shall have the power to appoint such assistant officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or appropriate to facilitate the management of the Fund's affairs. Any two or more of the offices may be held by the same person, except that the same person may not be both President and Secretary. The Trustees may designate a Vice-President as an Executive Vice-President and may designate the order in which the other Vice-Presidents may act. The Chairman and the President shall be Trustees, but no other officer of the Fund need be a Trustee.

         Section 3.2. Election and Tenure. At the initial organizational meeting and thereafter at each annual meeting of the Trustees, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Fund. Such officers shall hold office until the next annual meeting of the Trustees and until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

         Section 3.3. Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such


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officer and delivered or mailed to the Chairman, if any, President, or
Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

         Section 3.4. Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of his duties in such amount and with such sureties as the Trustees may determine.

         Section 3.5. Chairman, President, and Vice-Presidents. The Chairman, if any, shall, if present, preside at all meetings of the Shareholders and of the Trustees and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Trustees. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if any, the President shall be the chief executive officer of the Fund and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. In the absence of the Chairman, if any, the President shall preside at all meetings of the Shareholders and of the Trustees. The President shall be, ex-officio, a member of all standing committees, except as otherwise provided in the resolutions or instruments creating any such committees. Subject to direction of the Trustees, the Chairman, if any, and the President shall each have power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages, and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Trustees, the Chairman, if any, and the President shall each have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to


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confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chairman, if any, and the President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Fund to execute any and all loan documents, contracts, agreements, deeds, mortgages and other instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

         Section 3.6. Secretary. The Secretary shall keep the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. He shall be custodian of the seal of the Fund, if any, and he (and any other person so authorized by the Trustees) shall affix the seal or, if permitted, a facsimile thereof, to any instrument executed by the Fund which would be sealed by a Massachusetts corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office in a Massachusetts business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         Section 3.7. Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of


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the Trustees and of the President all powers and duties normally incident to his office. He may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. He shall deposit all funds of the Fund in such depositories as the Trustees shall designate. He shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Trustees or the President. He shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in his possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Fund and shall also be the principal financial officer of the Fund. He shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Fund.

         Section 3.8. Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Fund. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of his office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon him by the Trustees or delegated to him by the President.


                                   ARTICLE IV

                                  Miscellaneous

         Section 4.1. Custodians. In accordance with Section 7.1 of the Declaration, the funds of the Fund shall be deposited with such custodian or custodians as the Trustees shall designate


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and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including any adviser, administrator or manager), as the Trustees may from time to time authorize.

         Section 4.2. Signatures. All contracts and other instruments shall be executed on behalf of the Fund by such officer, officers, agent or agents, as provided in these By-Laws or as the Trustees may from time to time by resolution provide.

         Section 4.3. Seal. The seal of the Fund, if any, may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and attested manually in the same manner and with the same effect as if done by a Massachusetts business corporation.


                                   ARTICLE V

                     Share Certificates and Share Transfers

         Section 5.1. Share Certificates. Each holder of Shares of the Fund shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Trustees, representing the number of Shares owned by him, provided, however, that certificates for fractional Shares shall not be delivered in any case. The certificates representing Shares shall be signed by or in the name of the Fund by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Fund. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Fund with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.


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         Section 5.2. Transfer Agents, Registrars and the Like. As provided in
Section 6.6 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Trustees shall deem necessary or desirable and may require all certificates for Shares to bear the signature or signatures of any of them. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         Section 5.3. Transfer of Shares. The Shares of the Fund shall be transferable on the books of the Fund only upon delivery to the Trustees or a transfer agent of the Fund of proper documentation as provided in Section 6.7 of the Declaration, and on surrender of the certificate or certificates, if issued, for such Shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The Fund, or its transfer agents shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         Section 5.4. Registered Shareholders. The Fund may deem and treat the holder of record of any Share as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

         Section 5.5. Regulations. The Trustees may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for Shares of the Fund.

         Section 5.6. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing Shares of the Fund shall immediately notify the Fund of any loss, destruction or


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mutilation of such certificate, and the Fund may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Trustees may, in their discretion, require such owner or his legal representatives to give the Fund a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Trustees in their absolute discretion shall determine, to indemnify the Fund against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Trustees in their absolute discretion, may refuse to issue any such new certificates, except pursuant to legal proceedings under the laws of the Commonwealth of Massachusetts.


                                   ARTICLE VI

                              Amendment of By-Laws

         Section 6.1. Amendment and Repeal of By-Laws. In accordance with
Section 2.7 of the Declaration, the Trustees shall have the power to alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

         The Declaration establishing Merrill Lynch Growth Fund, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Merrill Lynch Growth Fund" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch Growth Fund shall be held to


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any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Merrill Lynch Growth Fund but the "Trust Property" only shall be liable.


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